Exhibit 99.11

FINAL TERMS

10 July 2012

Westfield UK & Europe Finance plc

as Issuer

Issue of £450,000,000 4.25 per cent. Notes due 11 July 2022

under the U.S.$10,000,000,000

Euro Medium Term Note Programme

Guaranteed on a several basis by each of

Westfield Holdings Limited (ABN 66 001 671 496)

Westfield Management Limited (ABN 41 001 670 579)

in its capacity as responsible entity and trustee of Westfield Trust (ARSN 090 849 746)

and

Westfield America Management Limited (ABN 66 072 780 619)

in its capacity as responsible entity and trustee of Westfield America Trust (ARSN 092 058 449)

and on a joint and several basis by certain of their respective subsidiaries

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 27 June 2012 which constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the Prospectus Directive). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Offering Circular. Full information on the Issuer, the Guarantors (as listed in paragraph 1(b) below) and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Offering Circular. The Offering Circular is available for viewing on the website of the Regulatory News Service operated by the London Stock Exchange at http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html and during normal business hours at the registered office of the Issuer at 6th Floor, MidCity Place, 71 High Holborn, London WC1V 6EA and copies may be obtained from the specified office of Deutsche Bank AG, London Branch, as Issuing and Principal Paying Agent, at Winchester House, 1 Great Winchester Street, London EC2N 2DB.

1.	(a)	Issuer:	Westfield UK & Europe Finance plc

	(b)	Guarantors:	Westfield Holdings Limited;
Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust; and
Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust as Parent Guarantors, on a several basis

and

WEA Finance LLC

WT Finance (Aust) Pty Limited
Westfield Finance (Aust) Limited
WFA Finance (Aust) Pty Limited
WT Finance (NZ) Limited
Westfield Finance (NZ) Limited

as Subsidiary Guarantors, on a joint and several basis

2.	(a)	Series Number:	1

	(b)	Tranche Number:	1

3.	Specified Currency or Currencies:		Pounds Sterling (£)

4.	Aggregate Nominal Amount:

	(a)	Series:	£450,000,000

	(b)	Tranche:	£450,000,000

5.	Issue Price:		99.411 per cent. of the Aggregate Nominal Amount

6.	(a)	Specified Denominations:	£100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000. No Definitive Notes will be issued with a Specified Denomination above £199,000

	(b)	Calculation Amount:	£1,000

7.	(a)	Issue Date:	11 July 2012

	(b)	Interest Commencement Date:	Issue Date

8.	Maturity Date:		11 July 2022

9.	Interest Basis:		4.25 per cent. Fixed Rate

(further particulars specified below)

10.	Redemption/Payment Basis:		Redemption at par

11.	Change of Interest Basis or Redemption/Payment Basis:		Not Applicable

12.	Put/Call Options:		Not Applicable

13.	(a)	Status of the Notes:	Senior

	(b)	Status of the Guarantees:	Senior

	(c)	Date Board (or similar) authorisation for issuance of Notes obtained for the Issuer:	26 June 2012

	(d)	Financial Covenants:

		(i) Condition 4(i):	Applicable

		Net Assets Percentage:	65 per cent.

		(ii) Condition 4(ii):	Applicable

		Secured Debt Percentage:	45 per cent.

		(iii) Condition 4(iii):	Applicable

		EBITDA: Interest Expense	1.50:1.00
Ratio:

		(iv) Condition 4(iv):	Applicable

		Unencumbered Assets	125 per cent.
Percentage:

14.	Method of distribution:		Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Note Provisions:		Applicable

	(a)	Rate(s) of Interest:	4.25 per cent. per annum payable annually in arrear

	(b)	Interest Payment Date(s):	11 July in each year, commencing on 11 July 2013, up to and including the Maturity Date

	(c)	Fixed Coupon Amount(s):	£42.50 per Calculation Amount

	(d)	Broken Amount(s):	Not Applicable

	(e)	Day Count Fraction:	Actual/Actual (ICMA)

	(f)	Determination Date(s):	11 July in each year

	(g)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	None

16.	Floating Rate Note Provisions		Not Applicable

17.	Zero Coupon Note Provisions:		Not Applicable

18.	Index Linked Interest Note Provisions:		Not Applicable

19.	Dual Currency Interest Note Provisions		Not Applicable

PROVISIONS RELATING TO REDEMPTION

20.	Issuer Call:		Not Applicable

21.	Investor Put:	Not Applicable

22.	Final Redemption Amount:	£1,000 per Calculation Amount

23.	Early Redemption Amount payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 8.5):	£1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:

	(a) Form:	Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes only upon the occurrence of an Exchange Event

	(b) Exchange Date:	21 August 2012

25.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	Not Applicable

26.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No

27.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	Not Applicable

28.	Details relating to Instalment Notes:

	(a) Instalment Amount(s):	Not Applicable

	(b) Instalment Date(s):	Not Applicable

29.	Redenomination applicable:	Redenomination not applicable

30.	Other final terms:	Not Applicable

DISTRIBUTION

31.	(a) If syndicated, names of Managers:	Joint Lead Managers

BNP Paribas
Deutsche Bank AG, London Branch
HSBC Bank plc
The Royal Bank of Scotland plc

Co-Manager

Banco Bilbao Vizcaya Argentaria, S.A.

	(b) Stabilising Manager(s) (if any):	The Royal Bank of Scotland plc

32.	If non-syndicated, name of relevant Dealer:	Not Applicable

33.	U.S. Selling Restrictions:	Reg. S Compliance Category 2; TEFRA D applicable

34.	Additional selling restrictions:	Not Applicable

PURPOSE OF FINAL TERMS

These Final Terms comprise the final terms required for issue and admission to the Official List of the UK Listing Authority and admission to trading on the regulated market of the London Stock Exchange of the Notes described herein pursuant to the U.S.$10,000,000,000 Euro Medium Term Note Programme of WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited, WFA Finance (Aust) Pty Limited, Westfield UK & Europe Finance plc, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited.

RESPONSIBILITY

The Issuer and each Guarantor accepts responsibility for the information contained in these Final Terms.

Signed on behalf of the Issuer:		Signed on behalf of the Guarantors:

By:	SIMON JULIAN TUXEN	By:	SIMON JULIAN TUXEN
	MARK ALAN BLOOM		MARK ALAN BLOOM

Duly authorised		Duly authorised

PART B – OTHER INFORMATION

1. LISTING AND ADMISSION TO TRADING

(i)	Listing and admission to trading:	Application has been made for the Notes to be admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange’s regulated market with effect from the Issue Date.

(ii)	Estimate of total expenses related to admission to trading:	£3,600 (excluding VAT)

2. RATINGS

Ratings:		The Notes to be issued have been rated:

A2 (Outlook Negative) by Moody’s Investors Service Pty. Limited (Moody’s)

A– (Outlook Stable) by Standard & Poor’s (Australia) Pty Limited (Standard & Poor’s)

Moody’s and Standard & Poor’s are not established in the European Union and have not applied for registration under the CRA Regulation.

3. INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save for any fees payable to the Managers, so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.

4. REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

(i)	Reasons for the offer	Not Applicable

(ii)	Estimated net proceeds:	Not Applicable

(iii)	Estimated total expenses:	Not Applicable

5. YIELD

Indication of yield:		4.324 per cent.

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

6. PERFORMANCE OF INDEX/FORMULA AND OTHER INFORMATION CONCERNING THE UNDERLYING

Not Applicable

7. PERFORMANCE OF RATE OF EXCHANGE

Not Applicable

8. OPERATIONAL INFORMATION

(i)	ISIN:	XS0803261576

(ii)	Common Code:	080326157

(iii)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable

(iv)	Delivery:	Delivery against payment

(v)	Names and addresses of initial Paying Agent(s):	Deutsche Bank AG, London Branch Winchester House
1 Great Winchester Street
London EC2N 2DB

(vi)	Names and addresses of additional Paying Agent(s) (if any):	Not Applicable